UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2010
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard Suite 1300 McLean, VA	22102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 918-4480
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information in this report set forth under Item 7.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Alion Science and Technology Corporation (Alion, the Company) is furnishing the following non-public information related to the Company’s compliance with certain financial covenants in its outstanding Senior Credit Facility. The Senior Credit Facility defines certain terms for measuring financial compliance including Consolidated EBITDA. Capitalized terms not defined in this current report on Form 8-K have the meanings ascribed to them in the relevant debt documents which can be found as exhibits to the Company’s prior filings.
Consolidated EBITDA was approximately $16,257 thousand for the three months ended December 31, 2009 and approximately $15,159 thousand for the three months ended December 31, 2008. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.
Alion Science and Technology Corporation
Non-GAAP Measures — EBITDA and Consolidated EBITDA
For the Quarters Ended December 31, 2009 and 2008
(Dollars in thousands) (Unaudited)

	Quarter Ended December 31,
	2009	2008
Calculation of EBITDA (1)
Net loss	$(7,941)	$(2,540)
Plus: Interest expense	16,886	14,088
Plus: Income tax expense (benefit)	(40)	4
Plus: Depreciation and amortization expense	4,231	4,806

EBITDA	$13,136	$16,358

Calculation of Consolidated EBITDA (2)
EBITDA	$13,136	$16,358

Plus: Non-cash expenses with respect to stock-based and long-term incentive compensation plans (compensation expense) less cash settlements for related non-cash expenses recognized in a previous period.	74	(4,161)

Plus: Non-cash contributions to the ESOP (e.g., Company 401-K match and 1% retirement plan contribution) less cash payments to ESOP participants in respect of repurchase liability related to non-cash expenses recognized in a previous period.	2,479	2,469

Plus: Any nonrecurring charges and adjustments treated as such by third-party valuation firm that prepares valuation reports in connection with the ESOP.	1,924	592

Less: Cash payments for fees included in interest expense.	(1,355)	(98)

Minus: To the extent included in net income (or net loss), any extraordinary gains.	—	(1)

Consolidated EBITDA	$16,257	$15,159

1)	Management believes EBITDA can be useful in assessing operating performance and in comparing Alion’s performance to other companies in the same industry. EBITDA is a common financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA is not a measure under U.S. GAAP. It does not measure operating income or liquidity in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool.

2)	The Senior Credit Facility defines Consolidated EBITDA and excludes from debt-service metrics, certain non-cash expenses and non-recurring items in order to evaluate the ability of Alion’s continuing operations to meet the Company’s obligations. Consolidated EBITDA is not defined under U.S. GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Consolidated EBITDA is subject to important limitations on its usefulness as an analytical tool.

Consolidated EBITDA was approximately $61,173 thousand for the twelve months ended December 31, 2009 and approximately $52,785 thousand for the twelve months ended December 31, 2008. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.
Alion Science and Technology Corporation
Non-GAAP Measures — EBITDA and Consolidated EBITDA
For the Twelve Months Ended December 31, 2009 and 2008
(Dollars in thousands) (Unaudited)

	Twelve Months Ended December 31,
	2009	2008
Calculation of EBITDA (1)
Net loss	$(22,242)	$(19,168)
Plus: Interest expense	57,952	48,194
Plus: Income tax expense (benefit)	(196)	(20)
Plus: Depreciation and amortization expense	18,384	20,494

EBITDA	$53,698	$49,500

Calculation of Consolidated EBITDA (2)
EBITDA	53,698	49,500

Plus: Non-cash expenses with respect to the stock based and long-term incentive compensation plans less cash settlements for related non-cash expenses recognized in a previous period.	(3,191)	(13,449)

Plus: Non-cash contributions to the ESOP (e.g., Company 401-K match and 1% retirement plan contribution) less cash payments to ESOP participants in respect of repurchase liability related to non-cash expenses.	9,356	9,350

Plus: Any nonrecurring charges and adjustments treated as such by third-party valuation firm that prepares valuation reports in connection with the ESOP.	2,993	7,437

Less: Cash payments for fees included in interest expense.	(1,684)	(347)

Minus: To the extent included in net income (or net loss), any extraordinary gains.	—	294

Consolidated EBITDA	$61,173	$52,785

1)	Management believes EBITDA can be useful in assessing operating performance and in comparing Alion’s performance to other companies in the same industry. EBITDA is a common financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA is not a measure under U.S. GAAP. It does not measure operating income or liquidity in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool.

2)	The Senior Credit Facility defines Consolidated EBITDA and excludes from debt-service metrics, certain non-cash expenses and non-recurring items in order to evaluate the ability of Alion’s continuing operations to meet the Company’s obligations. Consolidated EBITDA is not defined under U.S. GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Consolidated EBITDA is subject to important limitations on its usefulness as an analytical tool.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 29, 2010

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Chief Financial Officer

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